UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2023

CLEAN EARTH ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-1883984	87-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12600 Hill Country Blvd., Building R, Suite 275

Bee Cave, Texas 78738

(Address of principal executive offices, including zip code)

(800) 508-1531

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, one right, and one-half of one redeemable warrant	CLINU	The Nasdaq Stock Market LLC

Class A common stock included as part of the units, par value $0.0001 per share	CLIN	The Nasdaq Stock Market LLC

Rights included as part of the units to acquire one-tenth (1/10) of one share of Class A common stock	CLINR	The Nasdaq Stock Market LLC

Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CLINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 24, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), at which holders of 13,076,044 shares, composed of 5,409,377 Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and 7,666,667 Class B common stock, par value $0.0001 per share (the “Class B Common Stock” together with the Class A Common Stock, the “Common Stock”), were present in person or by proxy, representing approximately 78.28% of the voting power of the 16,704,230 issued and outstanding Common Stock (“Outstanding Shares”) entitled to vote at the Special Meeting as of the close of business on November 2, 2023, which was the record date for the Special Meeting.

In connection with the Special Meeting, stockholders properly elected to redeem an aggregate of 5,351,009 Class A Common Stock at a redemption price of approximately $10.62 per share (the “Redemption”), for an aggregate redemption amount of approximately $56,808,987. Following the Redemption, approximately $29,689,612 will remain in the Company’s trust account (the “Trust Account”), not including any Extension Payments, as described below.

At the Special Meeting, the Company’s stockholders approved the proposal (the “Extension Amendment Proposal”) to amend the Company’s second amended and restated certificate of incorporation (the “Charter”) to give the Company the right to extend the date by which it has to consummate a business combination (the “Extension”), from November 28, 2023 (the “Termination Date”) to May 28, 2024, (the “Extended Date”).

The following is a tabulation of the votes with respect to the Extension Amendment Proposal, which was approved by the Company’s stockholders:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
13,076,044	0	0

As a result of the approval of the Extension Amendment Proposal, the Company’s sponsor (the “Sponsor”) exercised the Extension and agreed that for each month following the Termination Date, or pro rata portion thereof if less than a month, until the earlier of (i) the date of the special meeting held in connection with the stockholder vote to approve an initial business combination and (ii) May 28, 2024 (or any earlier date of termination, dissolution or winding up of the Company in accordance with its governing documents), the Sponsor will deposit, on or before the 28th day of each such month, $78,303.51 (each such deposit, an “Extension Payment”), which is equal to the lesser of (i) $120,000 and (ii) $0.028 for each Public Share that was not redeemed in connection with the Extension Amendment Proposal, into the Trust Account for the aggregate benefit of holders of the Company’s Public Shares that were not redeemed, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of the Company’s initial business combination. The Sponsor will not be repaid in the event that the Company is unable to consummate an initial business combination, unless there are funds available outside the Trust Account to do so.

On November 27, 2023, the Company filed a Certificate of Amendment of the Charter with the Secretary of State of the State of Delaware (the “Charter Amendment”) to reflect the Extension Amendment Proposal . The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title
3.1	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Clean Earth Acquisitions Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Earth Acquisitions Corp.

	By:	/s/ Aaron T. Ratner
		Name:	Aaron T. Ratner
		Title:	Chief Executive Officer

Dated: November 28, 2023